UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2025

SOMNIGROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	SGI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2025, Somnigroup International Inc. (the "Company") entered into an Amended and Restated Employment and Non-Competition Agreement (the "Amended Employment Agreement") with Scott L. Thompson, the Company's Chairman, President and Chief Executive Officer, that amended and restated the Amended and Restated Employment and Non-Competition Agreement entered into between the Company and Mr. Thompson on July 6, 2022 (as amended, the "Original Agreement"). The Amended Employment Agreement provides for an extension of the initial term of the Original Agreement from December 31, 2026 to December 31, 2029. In recognition of Mr. Thompson's integral role in the successful closing of the Company's acquisition of Mattress Firm Group Inc. on February 5, 2025, the Amended Employment Agreement also provides for a transaction bonus of ten million dollars ($10,000,000.00), payable on or about June 30, 2025, which was approved by the Company's Board of Directors following such closing.

In connection with the execution of the Amended Employment Agreement, on June 23, 2025, the Company granted to Mr. Thompson non-qualified stock options (the "Option Award") to purchase one million two hundred thousand (1,200,000) shares of the Company's common stock, par value $0.01 per share. The Option Award is divided into three equal tranches of four hundred thousand (400,000) options, each with a different exercise prices. The first tranche has an exercise price equal to the fair market value of the Company's common stock on the date of grant, rounded up to the nearest whole dollar ("Tranche 1 Exercise Price"). The second tranche has an exercise price equal to Tranche 1 Exercise Price plus $5.00. The third tranche has an exercise price equal to Tranche 1 Exercise Price plus $10.00. Each tranche will vest in four equal annual installments starting on the first anniversary of the date of grant, and subject to accelerated vesting and forfeiture under certain circumstances set forth in the Non-Qualified Premium-Priced Stock Option Agreement (the "Option Agreement") entered into by the Company with Mr. Thompson to reflect the terms of this grant.

The foregoing is qualified in its entirety by reference to the forms of Amended Employment Agreement and the Option Agreement attached as Exhibits 10.1 and 10.2 of this Form 8-K.

Item 7.01 Regulation FD Disclosure.

On June 23, 2025, the Company issued a press release (the "Press Release") announcing an amendment and restatement of Scott Thompson's employment agreement and extension of the initial term of such agreement until December 31, 2029. A copy of the Press Release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information disclosed pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liability of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment and Non-Competition Agreement dated as of June 23, 2025 between Somnigroup International Inc. and Scott L. Thompson.
10.2	Non-Qualified Premium-Priced Stock Option Agreement dated June 23, 2025.
99.1	Press Release of Somnigroup International Inc. dated June 24, 2025 titled "Somnigroup International Extends Scott Thompson's Employment Agreement".
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 24, 2025

Somnigroup International Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer